Womble Bond Dickinson (US) LLP is a member of Womble Bond Dickinson (International) Limited, which consists of independent and autonomous law firms providing services in the US, the UK, and elsewhere around the world. Each Womble Bond Dickinson entity is a separate legal entity and is not responsible for the acts or omissions of, nor can bind or obligate, another Womble Bond Dickinson entity. Womble Bond Dickinson (International) Limited does not practice law. Please see www.womblebonddickinson.com/us/legal-notice for further details. WBD (US) 62075288v2 May 25, 2023 JONES LANG LASALLE INCORPORATED 200 East Randolph Drive Chicago, Illinois 60601 Re: Registration Statement on Form S-8 (Jones Lang LaSalle Incorporated Second Amended and Restated 2019 Stock Award and Incentive Plan) Ladies and Gentlemen: We serve as special Maryland counsel to Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,010,000 shares (the “Shares”) of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) under the Jones Lang LaSalle Incorporated Second Amended and Restated 2019 Stock Award and Incentive Plan (the “2019 Plan”), covered by the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”): 1. The Registration Statement in the form in which it was transmitted to the Commission under the Securities Act; 2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”); 3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; 4. Resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Shares and the approval of the 2019 Plan (the “Resolutions”), certified as of the date hereof by an officer of the Company; 5. The Plan, certified as of the date hereof by an officer of the Company; EXHIBIT 5.1

JONES LANG LASALLE INCORPORATED May 25, 2023 Page 2 WBD (US) 62075288v2 6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and 7. A certificate executed by an officer of the Company, dated as of the date hereof. In expressing the opinion set forth below, we have assumed the following: 1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so. 2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so. 3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding. 4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise. 5. Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock. 6. The Company does not intend to issue certificates representing the Shares. The Company will send in writing to any stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any such shares to be issued, upon request by such stockholder of the Company. Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that: 1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. 2. The Shares have been duly authorized and, when issued and delivered in accordance with the Charter, the Resolutions, the 2019 Plan and the applicable grant agreements utilized under the 2019 Plan, will be validly issued, fully paid and nonassessable.

JONES LANG LASALLE INCORPORATED May 25, 2023 Page 3 WBD (US) 62075288v2 The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, WOMBLE BOND DICKINSON (US) LLP